Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2018, relating to the consolidated financial statements of Adverum Biotechnologies, Inc. and its subsidiaries appearing in the Annual Report on Form 10-K of Adverum Biotechnologies, Inc. for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP
March 23, 2018 San Jose, CA